                                  EXHIBIT 23.1
                              OWENS-ILLINOIS, INC.
                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Selected Financial Data."

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-47519) of Owens-Illinois, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 333-67377) pertaining to the Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and the Owens-Illinois de Puerto Rico Long-Term Savings Plan, in the Registration Statement (Form S-8 No. 33-44252) pertaining to the Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., in the Registration Statement (Form S-8 No. 33-57141) pertaining to the Stock Option Plan for Directors of Owens-Illinois, Inc., and in the Registration Statement (Form S-8 No. 333-47691) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. of our report dated January 26, 2001 (except for information in the sections entitled "Long-Term Debt" on pages 37-38 and "Subsequent Event" on page 50, as to which the date is March 29, 2001) with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP
                                          ---------------------------
                                          Ernst & Young LLP



Toledo, Ohio
March 30, 2001


                                      E-7